Exhibit 10.61

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUPPLY AND LICENSE AGREEMENT

BETWEEN

GEMA Biotech S.A.

San Vladimiro 3056, San Isidro,

Province of Buenos Aires, Argentina

AND

Serendex ApS

CVR 3053 2228

Slotsmarken 12,1

2970 Horsholm

Denmark

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTENTS

1.	DEFINITIONS	1

2.	LICENSES	4

3.	LICENSE FOR A TECHNICAL TRANSFER AND SELLING OF THE MASTER CELL BANK	4

4.	RIGHT OF FIRST REFUSAL	5

5.	EXCLUSIVITY	5

6.	SUPPLY OF PRODUCTS	6

7.	FORECAST	6

8.	PURCHASE ORDER	6

9.	PRICING AND ROYALTY	6

10.	MANUFACTURE, RESEARCH AND DEVELOPMENT	7

11.	INTELLECTUAL PROPERTY RIGHTS	7

12.	TRADEMARK AND DESIGN	8

13.	REGULATORY DOCUMENTATION	8

14.	QUALITY AGREEMENT	9

15.	CONFIDENTIAL INFORMATION	9

16.	REPRESENTATIONS AND WARRANTIES	10

17.	LIABILITY AND INDEMNIFICATION	10

18.	TERM AND TERMINATION	11

19.	MISCELLANEOUS	11

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUPPLY AND LICENSE AGREEMENT

BETWEEN

GEMA Biotech S.A.

San Vladimiro 3056, San Isidro,

Province of Buenos Aires, Argentina

(hereinafter referred to as “GEMA”)

AND

Serendex ApS

CVR 3053 2228

Slotsmarken 12,1

2970 Horsholm

Denmark

(hereinafter referred to as “Serendex”)

GEMA and Serendex are referred to herein as a “Party” and collectively as the “Parties”.

PREAMBLE

Whereas:

•	GEMA is a highly experienced company within the area of production of biopharmaceutical products including the Active Pharmaceutical Ingredients (API), and

•	GEMA is also producing finished product from the Active Pharmaceutical Ingredient

•	Serendex is in the business of research and development, distribution, commercialization and marketing of medicinal products, and

•	Serendex is interested in purchasing supplies of an Active Pharmaceutical Ingredient for the research and development, distribution, commercialization and marketing thereof, in the Territory, of the potentially Final Product developed by Serendex from de API, and potentially exploit a license to manufacture API.

The Parties have decided to enter into this Supply and License Agreement concerning the Active Pharmaceutical Ingredient on the terms set out below:

1.	DEFINITIONS

“Affiliate” of a Party shall mean any company or legal entity, which is owned or controlled directly or indirectly by such Party. For the purpose of this clause, “control” shall mean ownership of more than fifty percent (50%) of the equity ownership and/or the power to direct, to cause the direction of the management and policies of such legal entity.

“Agreement” shall mean this Supply and License Agreement, including its appendices.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Active Pharmaceutical Ingredient” or “API” shall mean GEMA recombinant human Granulocyte-Macrophage Colony-Stimulating Factor (rhGM-CSF) obtained from the [***] meeting all the API Specifications mutual agreed by the parties. The amino acid sequence of rhGM-CSF is identical to the natural molecule but it is non-glycosylated. The molecular weight is 14.5 kD, and the API is formulated as a concentrated solution as set out in Appendix 1.

“Applicable Law” shall mean the law set out in Article 19.5.

“API Specifications” shall mean the specifications set out in Appendix 2.

“Batch Records” shall mean the formal set of instructions for the cGMP production of each Lot of API.

“Certificate of Analysis” shall mean an authenticated document, issued by an appropriate authority that certifies the quality and purity of pharmaceutical APIs.

“Confidential Information” shall mean any and all technical or commercial information which is now or at any time hereafter during the term of this Agreement in the possession of either Party or its Affiliates and is derived from the other Party or that other Party’s Affiliates which is of a confidential nature or is received under circumstances which the receiving Party knows or should know that the information is confidential, including without limitations any data, know-how, formulae, processes, designs, photographs, drawings, specifications and samples and any other material bearing or incorporating any such information together with any financial or commercial information relating to the business of a Party.

“CMC Biologics” shall mean the biopharmaceutical manufacturing and development organization registered under ttle laws of Denmark under company registration number (CVR): 2595 0941.

“CMO” shall mean GEMA or a Contract Manufacturing Organisation appointed by either party that is able to produce recombinant proteins of cGMP quality according to the API specifications.

“Current Good Manufacturing Practices” or “cGMP” shall mean the current Good Manufacturing Practices and standards for the manufacture, testing, filling and or preparation for delivery of the API pursuant to the Guidelines accepted, recognized and issued by Argentina’s Health Authorities for good manufacturing practices for medicinal products for human use and the ICH Q7A guidelines as formally included into the EU GMP regulations as “Part II - Basic Requirements for Active Substances used as Starting Materials”.

GEMA’s current site of API manufacturing has been audited by an international recognized Qualified Person on April 24th, 2012 and April 25th, 2012 and found, that GEMA’s site currently complies with ICH Q7A guidelines as formally included into the EU GMP regulations as “Part II - Basic Requirements for Active Substances used as Starting Materials”.

“Delivery Date” shall mean the date of handing over ordered API or Finished Product to the first carrier as chosen by Serendex.

“Effective Date” shall mean the date of signature of the last of the Parties hereto.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Field” shall mean any disease /diagnosis to be treated by inhalation and/or local pulmonary administration and/or parenteral administration and/or local administration with the agreed API / FP.

“Finished Product” (FP) shall mean any pharmaceutical formulation of the API in a defined embodiment (vial, syringe or other devises including stoppers, liners and caps as applied). See Appendix 3.

“GEMA Know-How” shall mean any and all know-how directly relating to the specific manufacture of the API and Finished Product listed in Appendix 4 including the Master Cell Bank and the Working Cell Bank.

“Lot” shall mean a “Bulk Lot”, “Filling Lot” or “Packaging Lot”. A Bulk Lot shall mean the quantity of uniform API material identified by GEMA as having been manufactured in one batch fermentation. A Filling Lot shall mean the group of final containers identical in all respects, which have been filled with the same Finished Product from the same Bulk Lot without changes that will affect the integrity of the filling assembly. Packaging Lot shall mean the uniform quantity of final containers derived from a single Filling Lot.

“Master Cell Bank” shall mean the cell bank from which the Working Cell Bank has been derived, manufactured a d characterized and stored as described in ICH guideline Q5B and as set out in Appendix 5.

“Net Sales” shall mean, for the purposes of calculating royalties, in any case where a Product is sold or commercially disposed of for value by Company or its Affiliate in an arm’s length transaction with a third party (other than an Affiliate of Company) in the Territory, the gross invoice price for such Product:

less the following:

•	discounts, coupons, rebates, and co-operative advertising allowances, directly identifiable to the Product, to purchasers actually taken or allowed, which are consistent with the normal business practices of Company across its product line;

•	credits or allowances given or made for rejections or return of any previously sold Products (for which a royalty has already been paid) actually taken or allowed, which are consistent with the normal business practices of Company across its product line;

•	to the extent included in such gross invoice price and actually paid by Company, any tax or government charge imposed on the production, import, export, sale, delivery or use of such Products, including, without limitation, any value added or similar tax or government charge, but not including any tax levied with respect to income;

•	to the extent included in such gross invoice price, any shipping or freight charges for delivery to the third-party purchaser, to the extent that such shipping charges are consistent with the normal business practices of Company across its product line; and

•	notwithstanding any other provision in this Agreement, Net Sales shall not include the transfer/use without consideration of any Product by Company:

for use in any clinical trial or in any pre-clinical or other research;

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

as samples or other use to promote additional Net Sales in amounts consistent with the normal business practices of Company across its product line; or

for compassionate use.

The sale of a single unit of Product may be considered only once in calculating Net Sales.

“Process Change Request” shall mean a document that describes any proposed change or modification to one or more of the API Specifications, excipients, a process or equipment but not limited to use during the manufacturing process.

“Regulatory Information” shall mean without limitation any and all data relating to the quality and safety of the API including pharmaceutical/technical information (including description of facilities, equipment and processes, process and methods validation data, stability programs and stability data, analytical methods, etc.), and pharmacological, data.

“Serendex IP” shall mean the know-how and intellectual property rights described and listed in Appendix 11 as amended by the sole discretion of Serendex from time to time.

“Term and Termination” shall for the purpose of this Agreement have the meaning set out in Article 18.

“Territory” shall mean the entire world except Latin America, Mexico and Central America.

“Working Cell Bank” shall mean the cell bank as set out in Appendix 6 from which the API is manufactured.

2.	LICENSES

2.1	Subject to the terms of this Agreement, GEMA hereby grants Serendex exclusive license for free with and unlimited right to sublicense within the Field to use and in any way exploit GEMA Know-How and to market, distribute and sell Finished Products and medicinal products based upon the Active Pharmaceutical Ingredient in the Territory.

2.2	The information related to the API is and will always be the property of GEMA. All relevant information requested from any authorities shall be provided without undue delay by GEMA to Serendex without any cost for Serendex.

3.	LICENSE FOR A TECHNICAL TRANSFER AND SELLING OF THE MASTER CELL BANK

3.1	No later than 6 month after the effective date GEMA Biotech is obliged to make a deposit of a copy of the Master Cell Bank (here and after “the Back-up Master Cell Bank”) at CMC Biologics in Herlev, Denmark (www.cmcbio.com) who on their site offer cGMP Cell Banking. The scope is for CMC only to serve as back up for both parties. The deposit will be in the name of GEMA Biotech. Serendex shall bear the maintenance and stock costs.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2	If for any reason whatsoever GEMA cannot fulfil the obligations set forth in the present Agreement and Serendex is forced to establish its own production, the ownership of the Back-up Master Cell Bank is transferred free of charge to Serendex and Serendex will have the right to produce GM-CSF API on the following conditions:

a.	Serendex pays to GEMA [***] for the Technology transfer, Technical information and Technical support ensuring that Serendex is able to set up its own cGMP GM-CSF production. [***] is due when the first batch has been successfully produced (cGMP - GM-CSF).

b.	GEMA continues to receive the royalties according to the present contract and keep the agreed geographically territory. GEMA shall buy FDF from Serendex.

3.3	If for any reason whatsoever GEMA after the period set out in Article 18.3 does not want to produce cGMP GM-CSF or GEMA and Serendex agree that Serendex can set up a parallel production and Serendex shall have right to take over the Back-up Master Cell Bank on the following conditions:

a.	The ownership of the Back-up Master Cell Bank is transferred to Serendex. For this Serendex pays to GEMA [***] whereof [***] is paid upfront and [***] when the first batch has been successfully produced (cGMP - GM-CSF).

b.	Serendex pays to GEMA [***] for the Technology transfer, Technical information and Technical support ensuring that Serendex is able to set up the cGMP GM-CSF production. The amount is due when the first batch has been successfully produced (cGMP - GM-CSF).

c.	GEMA continues to receive the royalties according to the present contract and keep the agreed geographically territory. GEMA shall buy FDF from Serendex.

4.	RIGHT OF FIRST REFUSAL

4.1	Serendex is granted first right of refusal for all the FP products that GEMA might produce from the cGMP GM-CSF API and a firm contract will be outlined and signed accordingly.

5.	EXCLUSIVITY

5.1	The Parties have agreed that GEMA or a company appointed by GEMA shall be the exclusive supplier of the Active Pharmaceutical Ingredient to Serendex for research, development, use, distribution and marketing within the Field and within the Territory, and Serendex undertakes only to purchase Active Pharmaceutical Ingredient from GEMA.

5.2	Furthermore the Parties have agreed that GEMA undertakes within the Field and within the Territory to supply the Active Pharmaceutical Ingredient exclusively to Serendex. If GEMA produces Finished Product containing the Active Pharmaceutical Ingredient, as pointed out in the previous paragraph, GEMA shall only supply Finished Product containing the Active Pharmaceutical Ingredient exclusively to Serendex, for which a specific contract will be entered into by both Parties.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.	SUPPLY OF PRODUCTS

6.1	GEMA undertakes to supply Serendex with its entire need for the Active Pharmaceutical Ingredient for research, development, sales, marketing, distribution, import and export.

6.2	Each shipment of the Active Pharmaceutical Ingredient shall be accompanied by a Certificate of Analysis documenting that the Active Pharmaceutical Ingredient is meeting the Specifications and has been manufactured in accordance with cGMP and the Batch Records. All Active Pharmaceutical Ingredient shipped to Serendex must have a residual shelf life of at least [***] at the time of delivery.

6.3	It will be Serendex’s exclusive obligation to obtain the necessary import permits for the Active Pharmaceutical Ingredient before the relevant health and customs authorities and/or any other relevant authority. GEMA undertakes to do its outmost within its power and in any way cooperate in order to obtain such permits.

6.4	The Active Pharmaceutical Ingredient will be delivered ex works Inco Terms.

7.	FORECAST

7.1	The Parties agree that Serendex, shall submit a forecast to GEMA for its need of the Active Pharmaceutical Ingredient no later than 8 weeks from effective date valid for the rest of the year. Thereafter, Serendex shall submit a forecast every year in the month of October covering Serendex’s need of the Active Pharmaceutical Ingredient in the following calendar year.

7.2	The forecast may be amended from time to time by mutual agreement.

7.3	The forecast as set out in Appendix 9 and which shall be updated each year in October constitutes Serendex’s minimum purchase obligation of the Active Pharmaceutical Ingredient according to this Agreement.

8.	PURCHASE ORDER

8.1	Serendex undertakes to place its purchase orders for the Active Pharmaceutical Ingredient in writing no later than 120 days prior to the desired Delivery Date. All purchase orders shall be confirmed in writing by GEMA within 10 working days of receipt.

8.2	GEMA undertakes to fulfil the orders of Serendex for the Active Pharmaceutical Ingredient within 120 days of confirmation of an order. Products shall be delivered to a Serendex appointed facility in Denmark or such other place as instructed by Serendex.

9.	PRICING AND ROYALTY

9.1	Serendex is entitled to order the Active Pharmaceutical Ingredient for research and clinical studies and compassionate use. Such material shall be provided at a mutual agreed net price. Payment shall take place no later than 180 days after Delivery Date.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.2	As regards orders for the Active Pharmaceutical Ingredient for commercial sales and use in approved medicinal products Serendex shall pay GEMA a mutual agreed net price per vial of 1 gram as set forth in Appendix 12. Delivered ex works inco terms. The price for vials containing other amounts of the Active Pharmaceutical Ingredient than 1 gram shall be adjusted in proportion hereto.

9.3	If Serendex successfully develops and registers within the proper Health Authorities in any Country of the Territory a Final Product for human use with the API, Serendex will pay a royalty covering Finished Products for commercial sales and use in approved medicinal products, which is established below from its annual Net Sales in the Territory. The parties have agreed that there shall be no minimum royalty, no signing fee or milestones included in the royalty payments:

Net Sales US $	Royalty of Net Sales
< 100 million	[***	]
100 million - 250 million	[***	]
250 million - 500 million	[***	]
> 500 million	[***	]

9.4	Within 60 days after the expiry of a calendar year, Serendex shall report the Net Sales of the previous year and pay the royalties on Net Sales as set out in article 9.3.

GEMA will have the right to audit Serendex’s selling numbers, figures and books.

This Royalty shall not be applicable if the present Agreement is terminated and Serendex decides not to exercise its right under Article 3, above (License of Technical Transfer and Selling of Master Cell Bank).

10.	MANUFACTURE, RESEARCH AND DEVELOPMENT

10.1	GEMA undertakes to notify Serendex of Process Change Requests or changes to the facilities or equipment etc. with 60 days prior written notice. If such changes may influence on the regulatory status of the Active Pharmaceutical Ingredient GEMA is not entitled to implement the changes without the prior written acceptance from Serendex.

11.	INTELLECTUAL PROPERTY RIGHTS

11.1	Serendex IP includes know-how related to the Active Pharmaceutical Ingredient and Finished Product and the Field, and will therefore to some extent be overlapping with GEMA Know-How. The Parties have acknowledged and accepted this.

11.2	Serendex IP remains the sole and exclusive property of Serendex and nothing in this Agreement shall be construed as a grant of license or any other rights over Serendex IP. Serendex is solely responsible for filing, prosecuting, maintaining and defending the Serendex IP. Consequently, Serendex is liable to pay any costs and expenses relating to prosecuting, maintaining and defending Serendex IP.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.3	The Parties agree that to the extent possible any and all know-how, patents and other intellectual property rights generated during this Agreement shall be solely owned by Serendex and Serendex shall be solely responsible for filing, prosecuting, maintaining and defending such developed intellectual property rights at its own cost.

11.4	GEMA undertakes to refrain from taking actions of any nature whatsoever that might damage Serendex reputation, name or jeopardize Serendex IP.

12.	TRADEMARK AND DESIGN

12.1	In respect of trademarks and designs it is separately noted that Serendex shall perform, research, development, distribution, commercialization and marketing of Finished Products and medicinal products based on the Active Pharmaceutical Ingredient with its own registered or unregistered trademarks as well as with Serendex’s own packaging design. Nothing in this clause prevents Serendex from selling the developed FP in white labelling.

12.2	Any such trademarks and/or design used by Serendex are and remain the exclusive property of Serendex. GEMA acknowledges that any use of such trademarks and designs require the prior written approval of Serendex.

13.	REGULATORY DOCUMENTATION

13.1	Regulatory update shall take place at least every year with a copy of the API batch records and release documentation in the form of Certificate of Analysis according to specifications shall be delivered no later than 1 month after release of batch.

13.2	GEMA undertakes to provide Serendex with all reasonable assistance in Serendex’s efforts to obtain regulatory approval/marketing authorizations for Finished Products/medicinal products based on the Active Pharmaceutical Ingredient with the relevant national and international regulatory authorities. GEMA shall provide Serendex with access to ifs biologic license applications and other relevant files including site master files as may be amended from time to time.

13.3	GEMA shall support Serendex in developing an Investigator Brochure (IB) for the API and Finished Product and at all times keep Serendex current of any changes and revisions. Serendex shall keep GEMA informed of any studies that is to be incorporated into the 1B and supply the appropriate information to GEMA. GEMA is only entitled to use the results of any such studies performed by Serendex or third parties on behalf of Serendex with Serendex prior written consent. If required for obtaining regulatory approval or otherwise satisfy demands from public authorities, Serendex shall upon request have access to all underlying raw data, analysis and reports from CMC development, preclinical and clinical studies.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.	QUALITY AGREEMENT

14.1	The manufacturing of Active Pharmaceutical Ingredient and Finished Products shall take place in full compliance with the Active Pharmaceutical Ingredient Specifications, the Quality Agreement set out in Appendix 10 and the cGMP rules and other applicable local regulations (environmental, safety regulations etc.), including any and all amendments to these regulations which are effective during the term of the Agreement.

14.2	All Active Pharmaceutical Ingredient and Finished products supplied under this Agreement is subject to Serendex release testing and Serendex inspection prior to acceptance. Serendex shall use best effort to complete such inspection within thirty (30) days from date of receipt of Active Pharmaceutical Ingredient. Serendex reserves the right to reject any Lot of Active Pharmaceutical Ingredient or subdivision thereof by reason of the failure of such Lot to meet any applicable specification or standard as set forth in the this Agreement, including but not limited to the Active Pharmaceutical Ingredient Specifications.

14.3	GEMA must retain samples of Active Pharmaceutical Ingredient under storage conditions appropriate to assure stability and quality of the Active Pharmaceutical Ingredient for a period of at least [***] from the manufacturing date.

14.4	The Parties undertake to notify each other in writing of any reports of adverse drug events with respect to the API/finished products or medicinal products based on the Active Pharmaceutical Ingredient which comes to either Party’s knowledge, regardless of the origin of such reports.

14.5	In order to ensure continued compliance with the provisions of this Agreement and cGMP, Serendex reserves the right to perform inspections and audits of GEMA’s documentation, procedures, capabilities and facilities anywhere in the world at any time with 90 (ninety) days’ prior written notice. GEMA undertakes to use its best efforts to facilitate such audits and to provide any relevant and necessary information and documentation.

15.	CONFIDENTIAL INFORMATION

15.1	During the term of this Agreement, and for five (5) years thereafter, each Party shall maintain in strict confidence any and all Confidential Information disclosed to it by the other Party pursuant to this Agreement. Each Party agrees that it shall not use for any purpose other than the purposes expressly contemplated under this Agreement and shall not disclose to any third party the Confidential Information of the other Party. A Party’s employees shall sign a confidentiality statement, which wording must be approved by the other Party, before such employees get access to Confidential Information of the other Party.

15.2	The confidentiality obligations of Article 15.1 shall not apply to:

1)	information which is or becomes known publicly through no fault of the Receiving Party;

2)	information learned by the Receiving Party from a third party entitled to disclose it;

3)	Information already known to the Receiving Party before the Disclosing Party disclosed the Confidential Information as shown and documented by written records.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.3	Confidential Information which is required to be disclosed by law or any regulatory or government authority, provided however, if a Party becomes legally compelled to disclose any Confidential Information, that the Receiving Party promptly consult with the Disclosing Party as to the reasons for such disclosure, and attempt to afford the Disclosing Party a reasonable opportunity to obtain a protective order as to such Confidential Information, and will use reasonable efforts to obtain reliable assurance that such Confidential Information will be treated confidentially.

16.	REPRESENTATIONS AND WARRANTIES

Each Party warrants to the other that:

16.1	it is a corporation duly organised, validly existing and in good standing under the laws of their respective constitution;

16.2	it has the full and unrestricted power and authority to enter into this Agreement, to perform the activities under this Agreement and to disclose Confidential Information for the purpose of this Agreement; and

16.3	as of the Effective Date of this Agreement, it has no conflicting third-party agreements, and it shall not enter into any third-party agreements during the term of this Agreement that would prevent or interfere with its performance of its obligations hereunder.

17.	LIABILITY AND INDEMNIFICATION

17.1	Serendex agrees to defend, indemnify, and hold harmless GEMA and its respective employees, officers, directors (collectively “GEMA’s Indemnities”) against and from any damages or losses resulting from third party claims, proceedings or investigations caused by (a) any negligent actions or wilful misconduct of Serendex or its Affiliates or (b) any violation of law or regulation by Serendex or its Affiliates, provided that Serendex shall have no obligation to indemnify any GEMA Indemnities for any damages or loss to the extent that such damages or loss is caused by (a) any gross negligent actions or wilful misconduct of any GEMA Indemnities or (b) any violation of law or regulation by any GEMA Indemnities.

17.2	GEMA agrees to defend, indemnify, and hold harmless Serendex and its respective employees, officers, directors (collectively “Serendex Indemnities”) against and from any damages or losses resulting from third party claims, proceedings or investigations caused by (a) any negligent actions or wilful misconduct of GEMA or its Affiliates or (b) any violation of law or regulation by GEMA or its Affiliates, provided that GEMA shall have no obligation to indemnify any Serendex Indemnities for any damages or loss to the extent that such damages or loss is caused by (a) any gross negligent actions or wilful misconduct of any Serendex Indemnities or (b) any violation of law or regulation by any Serendex Indemnities.

17.3	For the avoidance of doubt neither Party shall be liable for any indirect or consequential loss or damages suffered by the other Party or its Affiliates.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18.	TERM AND TERMINATION

18.1	This Agreement shall be effective as of the Effective Date and continue in force until [***] from the Effective Date, whichever is longer.

18.2	6 months before termination of the initial period set out in Article 18.1 the Parties agree in good faith to negotiate a potential continuation of this Agreement.

18.3	Upon a material breach of this Agreement by a Party, the non-breaching Party shall provide a written notice to the Party in breach describing the material breach and stating its intention to terminate this Agreement if the material breach is not remedied within fourteen (14) days after receipt of such notice. If the breaching Party does not remedy the breach within forty five (45) days after receipt of the notice, the non-breaching Party is entitled to terminate this Agreement with immediate effect and without further notice.

18.4	Five (5) years after the effective Date GEMA can, at its sole discretion, with a 18 months prior written notice to Serendex terminate its obligation to produce and deliver GM-CSF (cGMP Standard) to Serendex (for the avoidance of doubt the obligation to produce and deliver according to cGMP standard can in no event end prior to 6 1/2 years after the Effective Date). In this event Serendex can without extra cost other than those set out in Article 3.3 take possession of - and use for cGMP production - the Back-up Master Cell Bank stored according to Appendix 7. GEMA shall assist Serendex in setting up the production after the guidelines set up by Serendex.

19.	MISCELLANEOUS

19.1	Each Party shall do all such acts and execute all such documents as may be necessary in order to give effect to the provisions of this Agreement.

19.2	A party is not liable for a failure to perform any of his obligations if he proves that the failure was due to an impediment beyond his control and that he could not reasonably be expected to have taken the impediment into account at the time of the conclusion of the agreement or to have avoided or overcome it or its consequences.

19.3	If the party’s failure is due to the failure by a third person whom he has engaged to perform the whole or a part of the contract, that party is exempt from liability only if:

a.	the is exempt under the preceding paragraph; and

b.	the person whom he has so engaged would be so exempt if the provisions of that paragraph were applied to him.

c.	the exemption provided by this paragraph has effect for the period during which the impediment exists.

d.	the party who fails to perform must give notice to the other party of the impediment and its effect on his ability to perform. If the notice is not received by the other party within a reasonable time after the party who fails to perform knew or ought to have known of the impediment, he is liable for damages resulting from such non-receipt.

e.	nothing in this article prevents either party from exercising any right other than to claim damages under this Agreement.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19.4	Neither Party is entitled to assign any or all of its rights and transfer any or all of its obligations hereunder without the prior written consent of the other Party.

19.5	This Agreement shall be governed by and interpreted in accordance with Spanish Law, as practiced in the Kingdom of Spain, exclusive of choice of law provisions.

19.6	Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to international arbitration and finally resolved by Madrid Arbitration in accordance with the rules of arbitration procedures adopted by International Chamber of Commerce Arbitration and in force at the time when such proceedings are commenced. The rules of arbitration are deemed to be incorporated by reference in this Clause. The arbitration tribunal shall consist of three (3) arbitrators. Each Party shall appoint one (1) arbitrator and the Chairman of Madrid Arbitration shall appoint a third arbitrator who shall be the chairman of the arbitration tribunal. If within twenty-one (21) days after the receipt of a Party’s notification of the appointment of an arbitrator, the other Party has not notified the first Party of the arbitrator he has appointed, the first Party may request the Chairman of London Arbitration to appoint the arbitrator. The language of the arbitration shall be English.

This arbitration clause does not prevent the Parties to seek intermediate relief according to relevant national law.

19.7	In case any one or more of the provisions of this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

19.8	This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior representations, arrangements and understandings, oral or written, with respect to such subject matter, including the CDA executed on 12 December 2007. Any amendment to this Agreement must be in writing and signed by an authorized representative of each Party.

19.9	The Parties are acting as independent contractors and shall not be deemed to be partners, joint ventures or each other’s agent or otherwise related. The Parties shall have no right to act on behalf of the other, except as expressly set forth in this Agreement.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19.10	All notices required or provided for use in this Agreement shall be in English and in writing and shall be given by registered mail, courier and properly addressed to the address of the Party to be served as shown below:

GEMA Biotech

San Vladimiro 30256, 1st. Floor

B1642GMB San Isidro, Buenos Aires,

Argentina

Att.: The CEO

Serendex ApS

Slotsmarken 12, 1 th

2970 Hoersholm

Denmark

Att.: The CEO

This Agreement will be executed in 2 (two) counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile signatures are acceptable to be followed by original signatures.

Date:	Date:

For GEMA Biotech:	For Serendex Aps:

/s/ Carlos Dupetit	/s/ Lasse Lindblad
CEO	CEO

Lars Heslet
Chairman

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDICES

Appendix 1	API Formulation
Appendix 2	API Specifications
Appendix 3	Finished Product
Appendix 4	GEMA Know-How
Appendix 5	Description of Master Cell Bank
Appendix 6	Description of Working Cell Bank
Appendix 7	Back-up Master Cell Bank
Appendix 8	Terms for Transfer and Release
Appendix 9	Forecast
Appendix 10	Quality Agreement
Appendix 11	Serendex IP
Appendix 12	Price per vial of 1 Gram

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 1

API Formulation

“Active Pharmaceutical Ingredient” or “API” shall mean Amega recombinant human Granulocyte-Macrodphage Colony-Stimulating Factor (rhGM-CSF) obtained from [***] meeting all the API Specifications mutual agreed by the parties. The amino acid sequence of rhGM-CSF is identical to the natural molecule but it is non-glycosylated. The molecular weight is 14.5 kD, and the API is formulated as a concentrated solution.

Serendex shall be offered as right of first refusal any new formulations and/or modifications of API on terms comparable to the terms of the Supply and License Agreement, including but not limited to e.g. pegylated forms of rhGM-CSF.

Appendix 1, Page 1 of 1

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 2

API Specifications

Description:	Human Recombinant Molgramostin (rhGM-CSF) Concentrated Solution

Exipients:	[***]

Storage:	Below -20°C, protected from light

[***]

Appendix 2, Page 1 of 1

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 3

Finished Product

“Finished Product” (FP) shall mean any pharmaceutical formulation of the API in a defined embodiment (vial, syringe or other devises including stoppers, liners and caps as applied) produced by Amega.

The amino acid sequence of rhGM-CSF is identical to the natural molecule but it is non-glycosylated. The molecular weight is 14.5 kD. The API is formulated in a concentration of 300 µg/ml.

Appendix 3, Page 1 of 1

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 4

Amega Know-How

“Amega Know-How” shall mean any and all know-how directly relating to the specific manufacture of the API and Finished Product, including the Master Cell Bank and the Working Cell Bank.

Appendix 4, Page 1 of 1

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 5

Master Cell Bank

“Master Cell Bank” shall mean the cell bank from which the Working Cell Bank has been derived, manufactured and characterized and stored as described in ICH guideline Q5B.

Appendix 5, Page 1 of 1

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 6

Working Cell Bank

“Working Cell Bank” shall mean the cell bank from which the API is manufactured.

Appendix 6, Page 1 of 1

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 7

Back-up Master Cell Bank

“Back-up Master Cell Bank” shall be a copy of the defined Master Cell Bank, and shall be deposited at CMC Biologics in Herlev, Denmark (www.cmcbio.com).

The Back-up Master Cell Bank shall be stored as described in ICH guidline Q5B.

The cell lines in the Back-up Master Cell Bank shall ensure that Serendex is able to set up its own production and produce cGMP GM-CSF if forced to do so according to Article 3 of the Supply and License Agreement.

Appendix 7, Page 1 of 1

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 9

Forecast

Serendex order forecast in GRAMS

2012	[***]	Confirmed

2013	[***]	Confirmed

2014	[***]	Preliminary

2015	[***]	Preliminary

2016	[***]	Preliminary

Appendix 9, Page 1 of 1

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 11

Serendex IP

Strategy

Serendex is pursuing an aggressive intellectual property (IP) protection strategy. This encompasses claims-to-use patents as well as claims on methods of treating diseases, pharmaceutical formulations, and methods to manufacture.

GM-CSF (PCT/PCT/DK2007/050161)

The invention provides a method for enhancing pulmonary host defense in a subject suffering from, for example, but not limited to, lung cancer, pneumonia, pneumocystis carinii or cystic fibrosis with bacterial, fungal and/or viral infection and/or bacterial, fungal and/or viral colonization by administering to the subject an effective amount of granulocyte-macrophage colony stimulating factor (GM-CSF) via pulmonary administration.

Appendix 11, Page 1 of 1

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 12

Price per vial of 1 gram

Price per vial of 1 gram API is agreed to be [***].

Appendix 12, Page 1 of 1

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Addendum to Supply and License Agreement, 22 February 2016

GEMA Biotech S.A.

and

Serendex Pharmaceuticals A/S

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Contents

1	Definitions	3
2	Background and purpose	4
3	License of the Agreement	5
4	Technical Transfer	6
5	Technical Services	6
6	Price and Costs of the Tech Transfer	7
7	Intellectual Property Rights	8
8	Selling of the master cell bank and working cell bank	8
9	Royalties	9
10	Appointment of CMO	10
11	Confidential Information	10
12	GEMA warranties	11
13	Liability and indemnification	11
14	Force Majeure	12
15	Term and Termination	13
16	Assignment and Change of Control	13
17	Precedence	14
18	Severability	14
19	Governing Law and Venue	14

Appendices

Appendix 1:	Introduction and scope
Appendix 2:	Transfer Plan
Appendix 3:	List of Technology Assets
Appendix 4:	Technical Information
Appendix 5:	Requirements for training of CMO personnel
Appendix 6:	API Specifications

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Between

GEMA Biotech S.A.

Av. Sargento Cayetano Beliera 3025

Edificio Insignia M1

Pilar-Province of Buenos Aires

Argentina

(“GEMA”)

and

Serendex Pharmaceuticals A/S

CVR 3053 2228

Slotsmarken 17, 2.

2970 Horsholm

Denmark

(“Serendex”)

(Individually referred to as a “Party” and collectively as the “Parties”)

this Addendum to the Supply and License Agreement (the “Agreement”) has on 22 February 2016 been entered into concerning GEMA’s grant of license to Serendex to have API manufactured by a third party CMO.

1	Definitions

1.1	Unless explicitly stated otherwise, the terms and definitions used in this Addendum shall have the same meaning as set out in the Agreement.

1.2	“API Technology” shall mean any and all rights, technology and know-how related to the API including but not limited to the Technical Information, Technical Service, Technology Assets, GEMA Know-How, know-how, patents, technical knowledge and any other rights or information, encompassing the manufacture, testing, quality control and other API related know-how.

1.3	“License” shall mean the license granted by GEMA to Serendex pursuant to this Addendum.

1.4	“Transfer Plan” shall mean the complete Transfer plan attached in Appendix 2 for the Transfer including description of processes, analyses, responsibilities, deadlines etc.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.5	“Successful Transfer” shall mean the first production by the CMO of a full size API batch in accordance with the API Specifications.

1.6	“Technical Information” shall mean all technical documents related to the API Technology and API Specification as used by GEMA in the manufacture of the API on its own production facilities and necessary and sufficient for the manufacture of API by the CMO.

1.7	“Technical Service” is the necessary technical service concerning technical training, provided by GEMA to the CMO and Serendex for the manufacture of API by the CMO.

1.8	“Technology Assets” shall mean the assets described in Appendix 3.

1.9	“Territory” shall mean the entire world.

1.10	“First Full Scale Engineering Batch” shall mean a full scale fermentation batch that leads to a batch of purified Product (API), meeting specifications.

2	Background and purpose

2.1	In December 2012, the Parties entered into the Agreement concerning Serendex supply and License of API Know How and Technology by GEMA in order to allow Serendex to conduct research, develop, distribute, commercialize and market of Final Products based upon the API.

2.2	The Parties have now agreed to transfer the manufacture of the API from GEMA to a CMO. This Addendum set forth the terms and condition under which GEMA grants a license to Serendex to utilise the API Technology and API Specifications and to have a CMO manufacture API for Serendex. Furthermore, Serendex is determined to purchase and acquire from GEMA the complete ownership of the MCB and the WCB.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3	License of the Agreement

3.1	Scope of the License

3.1.1	GEMA accepts that the CMO appointed in accordance with this Addendum is entitled to use the API Technology and API Specifications in order to manufacture API for Serendex.

3.1.2	GEMA shall transfer the Technology Assets listed in Appendix 3 to the CMO and any other API Technology required in order to enable the CMO to manufacture API for Serendex.

3.1.3	GEMA shall provide sufficient information in order to enable the CMO to produce the API in accordance with the API Specifications and in accordance with the Quality Agreement.

3.1.4	Any API Technology, including but not limited to the Technology Assets, transferred to the CMO, shall remain the ownership of GEMA until the total purchase price for acquiring the MCB and WCB form GEMA, has been executed by Serendex.

3.1.5	The CMO is solely entitled to use the API Technology and API Specifications in accordance with the License and for the purpose of manufacture API (i) to be supplied to Serendex or (ii) to be used in the production of Finished Products for Serendex.

3.1.6	The terms and conditions of the CMO’s manufacture and supply of API and/or Finished Products to Serendex is regulated by separate agreement between Serendex and the CMO.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2	Extent of the License

3.2.1	The right to use the API Technology and API Specification shall be on an exclusive basis within the Field and within the Territory as set forth in the Agreement. GEMA shall not appoint any other manufacturer or licensee for manufacturing of API. However, for the avoidance of doubts, GEMA shall have the right to continue produce API on its own for commercial purpose.

3.2.2	Except as otherwise provided for under this Addendum, the CMO shall have no rights in or to the API Technology and shall not sub-licence, in part or as a whole, any rights granted under this Addendum.

4	Technical Transfer

4.1	Pursuant to this Agreement, GEMA shall provide Technical Information to the CMO and Serendex which will be complete and reliable, correct and shall contain the entire process for the manufacture of the API.

4.2	The details of Technical Information that shall be provided by GEMA to the CMO are set out in Appendix 4.

4.3	For the purposes of clause 4.1, “complete” means that the Technical Information provided by GEMA shall be the same technical documentation used and possessed by GEMA in producing the same API.

4.4	After receiving the Technical Information dispatched by GEMA, the CMO shall verify the documents as soon as possible from the receipt thereof. In case of any inconsistency with requirements stipulated in Appendix 4.

5	Technical Services

5.1	The following Technical Service shall be provided by and performed by in connection with the Technical Transfer:

5.1.1	GEMA shall actively participate in the Transfer and shall provide the CMO with all necessary technical information and support in accordance with the Transfer Plan in Appendix 2 ensuring that the CMO is successful in setting up the API production.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.1.2	GEMA shall advise CMO and Serendex in designing a reasonable and correct process layout for the manufacture of the API. GEMA shall assist CMO in accomplishing the whole qualification and testing work in order for CMO the set up the API production.

5.1.3	GEMA shall be responsible for providing reasonable technical training to the CMO personnel required for use of the API Technology.

5.1.4	In order to implement the API Technology with the CMO, GEMA agrees to dispatch experienced and qualified technical personnel to CMO premises. The scope and requirements for training of CMO’s personnel by GEMA are stipulated in Appendix 5.

5.2	GEMA is obligated to provide the services described in this section 5 until the Successful Transfer has taken place.

5.3	GEMA’s obligation under the Agreement to supply API to Serendex shall continue until the Successful Transfer has taken place and Serendex is able to deliver Finished Products in compliance with Serendex’ existing delivery obligations towards its customers.

6	Price and Costs of the Tech Transfer

6.1	The total price of the Transfer i.e. the tech transfer and validation program at CMO is [***]. Costs related to the Tech Transfer will be borne by Serendex.

6.2	The Price for the Tech Transfer set forth in Art. 6.1. above shall be paid by Serendex to GEMA [***] at the time of signature of this Amendment; [***] one year after its signature, and [***] at the end of the validation process. Notwithstanding the above mentioned price, Serendex shall pay to Gema an amount of [***], as per invoice, per month for a maximum of 6 months for the support and assistance of Gema to Serendex for the fulfilment of the Tec Transfer.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.3	Serendex shall reimburse GEMA’s all documented costs in assisting with the Transfer. These costs include cost of travels, documentation, translations of documentation, fees, equipment and technical training.

6.4	Prior to defraying any expenses under clause 6.3, GEMA shall provide Serendex with an overview of activities performed and expected associated expenses. The overview must be approved by Serendex in writing in advance in order for GEMA to be reimbursed. GEMA’s approval shall not be unreasonable withheld.

7	Intellectual Property Rights

7.1	API Technology and API Specification

7.1.1	All ownership and title to the API Technology and API Specification licensed under the License shall, until Serendex’ exercise the effective purchase of the MCB and WCB, remain the property of GEMA.

7.2	Improvements

7.2.1	Any improvements which relate to the License, whether developed by CMO or Serendex, including but not limited to knowledge, technical information, technical documents, processes etc., shall be the exclusive property of Serendex.

8.	Selling of the master cell bank and working cell bank

8.1

Serendex will purchase and acquire the complete ownership in and to the MCB and WCB. GEMA agrees and confirms that once the purchase transaction becomes effective, any and all ownership rights, title and interest in and to API Technology and API Specification are irrevocably and completely assigned and transferred by GEMA to Serendex on an exclusive, basis within the Field and within the Territory, and that Serendex thus becomes the exclusive proprietor of the API Technology and API Specification and is entitled - in whole or in part - to exploit the API Technology and API Specification in whatsoever manner that Serendex sees fit within the field, to manufacture API and to have API manufactured by a third party, and to sell, assign, reassign, transfer,

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

license, sublicense, make available, communicate, and/or otherwise dispose in any manner of Finished Products and medicinal products based upon the API Technology and API Specification in whole or in part and whether in original or amended form.

8.2	The aforementioned purchase shall take place within the first 18 months from Effective Date of the Addendum to the Agreement or after successful manufacture of the first Full Scale Engineering batch, whichever occurs first. Serendex shall pay to GEMA for the ownership of the MCB and WCB the purchase price of 1,950,000 USD in cash.

8.3	If for any reason Serendex after the period set out in clause 8.2 does not execute the purchase of the MCB and WCB, it will be automatically considered as a default on this obligation and will carry a monthly interest of 1% over the unpaid balance, and GEMA shall have the right to immediately start legal actions and seek for any remedy that might be applied in order to force SERENDEX to comply with the full payment plus the penalty hereby established.

9	Royalties

9.1	Section 9 of the Agreement on pricing and royalty shall continue to apply as long as Serendex has not exercised the purchase.

9.2	When Serendex has purchased the WCB and the MCB, clauses 9.2.1 and 9.2.2 below apply instead of section 9 of the Agreement.

9.2.1	GEMA shall be entitled to receive a royalty covering Finished Products for commercial sales and use in approved medicinal products, which is established below from its annual Net Sales. The Parties have agreed that there shall be no minimum royalty, no signing fee or milestones included in the royalty payments:

Net Sales USD	Royalty of Net Sales
<100 million	[***	]
100 million - 250 million	[***	]
250 million - 500 million	[***	]
500 million	[***	]

9.2.2	Within 60 days after the expiry of a calendar year, Serendex shall report the Net Sales of the previous year and pay the royalties on Net Sales as set out in clause 9.2.1.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10	Appointment of CMO

10.1	Serendex shall appoint a CMO to manufacture the API.

10.2	Serendex shall inform GEMA in writing about the identity of the appointed CMO.

10.3	GEMA shall within 30 days after receiving the information on the CMO from Serendex, approve the appointed CMO by written notice to Serendex. Such approval shall not be unreasonably withheld.

11	Confidential Information

11.1	The Parties must keep confidential any and all Confidential Information which a Party or its directors, employees, representatives or advisers have received or will receive from the other Party in connection with performance of this Addendum.

11.2	The Parties are each obliged to take precautionary measures that may be necessary with the aim of protecting Confidential Information against any unauthorized access, use, copying and/or disclosure and at least in accordance with regulatory requirements.

11.3	The Parties shall ensure that employees, sub-suppliers or advisers are subject to an equivalent confidentiality obligation and to obtain a written confidentiality agreement from the party in question.

11.4	A Party shall if possible immediately prevent and notify the other Party in case of any unauthorized access, use, copying and/or disclosure of Confidential Information which a Party is made aware of.

11.5	Confidential Information does not include information:

i)	which has been developed or obtained independently by the receiving Party prior to disclosure by the other Party;

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ii)	which has been received in good faith from an independent third party;

iii)	which through a bona fide and independent third party becomes publicly available.

11.6	The Parties may give access to Confidential Information when this is required or necessary and provided the Party in question ensures that the information is treated as confidential by the recipient with respect to:

i)	the Parties’ affiliated companies;

ii)	the Parties’ employees, sub-suppliers or advisers;

iii)	an ordinary due diligence process in relation to a Party;

iv)	in compliance with statutory law, court decision, testimony, access to documents or a final decision by a public authority, provided that the Party (if possible by law) notifies the other Party of this obligation and by request allows the other Party to object against this obligation.

11.7	The Parties’ confidentiality obligations must remain in force five years following the termination of this Addendum.

12	GEMA warranties

12.1	GEMA represents and warrants that it has legal right and title in and to the API Technology and API Specification.

12.2	GEMA warrants that the API Technology and API Specification do not infringe the intellectual property rights of any third party, and no third party has claimed that GEMA infringes the intellectual property rights of such third party and that no third party is infringing the API Technology and API Specification.

13	Liability and indemnification

13.1	Serendex agrees to defend, indemnify, and hold harmless GEMA and its respective employees, officers, directors (collectively “GEMA Indemnities”) against and from any

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

damages or losses resulting from third party claims, proceedings or investigations caused by (a) any negligent actions or wilful misconduct of Serendex or its Affiliates or (b) any violation of law or regulation by Serendex or its Affiliates, provided that Serendex shall have no obligation to indemnify any GEMA Indemnities for any damages or loss to the extent that such damages or loss is caused by (a) any gross negligent actions or wilful misconduct of any GEMA Indemnities or by any violation of law or regulation by any GEMA Indemnities.

13.2	GEMA agrees to defend, indemnify, and hold harmless GEMA and its respective employees, officers, directors (collectively “Serendex Indemnities”) against and from any damages or losses resulting from third party claims, proceedings or investigations caused by (a) any negligent actions or wilful misconduct of GEMA or its Affiliates or (b) any violation of law or regulation by GEMA or its Affiliates, provided that GEMA shall have no obligation to indemnify any Serendex Indemnities for any damages or loss to the extent that such damages or loss is caused by (a) any gross negligent actions or wilful misconduct of any Serendex Indemnities or (b) any violation of law or regulation by any Serendex indemnities.

13.3	For the avoidance of doubt neither Party shall be liable for any indirect or consequential loss or damages suffered by the other Party or its Affiliates.

14	Force Majeure

14.1	Neither Party is liable towards the other Party in the case of Force Majeure by way of any unforeseeable or accidental event or other circumstances which prevents a Party from fulfilling its obligations and which are beyond that Party’s reasonable control and which the Party should not have foreseen or prevented, including but not limited to regulations by any government authority, war, riots, insurrection, toll inspections, embargo, explosions, epidemics, civil disobedience, civil disorders, rebellions, revolutions, sabotage, terrorism, floods, storms, nuclear leakage or explosions, traffic accidents, fire, natural disasters, earthquake, or extreme weather, strike, lockout, boycott, blockade, key person sickness, failure in telecommunication, network connections, power outage or other general infrastructure breakdown or failure.

14.2	If a deadline concerning one of the Parties is postponed due to Force Majeure, the other Party’s obligations that are connected thereto are postponed accordingly.

14.3	Force Majeure may only be relied upon if the Party in question has notified the other Party no later than 10 days following the time of Force Majeure.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.4	The Party which is not affected by Force Majeure is entitled to terminate this Agreement wholly or partially if the Force Majeure event lasts more than 30 days. Partial termination is only possible to the extent that a termination does not materially shift the commercial balance of this Agreement between the Parties and provided that the remaining provisions can stand alone.

14.5	Neither Party is obliged to pay compensation, damages or penalty to the other Party in case of Force Majeure and/or subsequent termination.

15	Term and Termination

15.1	This Addendum will enter into force on 22 February 2016 and unless Serendex exercises the purchase will be valid for the duration of the Agreement.

15.2	Upon a material breach of this Addendum by a Party, the non-breaching Party shall provide a written notice to the Party in breach describing the material breach and stating its intention to terminate this Agreement if the material breach is not remedied within sixty (60) days after receipt of such notice. If the breaching Party does not remedy the breach within sixty (60) days after receipt of the notice, the non-breaching Party is entitled to terminate this Agreement with immediate effect and without further notice.

16	Assignment and Change of Control

16.1	Neither Party is entitled to assign this Addendum, or parts thereof or any rights without the other Party’s prior written consent. Notwithstanding the foregoing each Party is entitled to assign this Addendum (i) to its’ Affiliated companies and (ii) to entities that purchases all or a substantial amount of that Party’s assets and liabilities or (iii) to subsequent owners due to a restructuring, merger, demerger or takeover of the Party provided the assignment does not have a negative impact on the fulfilment of this Addendum and provided that the new third party owner enters into this Addendum.

16.2	If a Party assigns this Addendum in accordance with this Addendum the assignee undertakes in writing the assignor’s rights and obligations in accordance with this Addendum.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17	Precedence

17.1	In case of conflict or discrepancy between this Addendum and the Agreement or any schedules to Addendum or to the Agreement, this Addendum shall prevail over the schedules, documents and agreements referred to in this Addendum unless the Parties explicitly agrees otherwise or this follows from the nature of the case.

17.2	To the extent not covered or amended by this Addendum, the terms of the Agreement and its appendices shall remain in force unless the Parties have clearly agreed otherwise by entering into this Addendum or this follows from the nature of the case.

18	Severability

18.1	The invalidity or unenforceability of any provisions of this Addendum does not affect the validity or enforceability of any other provision of this Addendum, which will remain in full force and effect, provided such this does not significantly shift the commercial balance between the Parties. The Parties are obligated to immediately initiate negotiations in a loyal manner with the purpose of replacing invalid or unenforceable provisions in order to draw up this Addendum as originally intended.

19	Governing Law and Venue

19.1	Clauses 19.5 and 19.6 of the Agreement on governing law and venue, shall apply equally to this Addendum.

This Addendum will be executed in two (2) counterparts, each of which will be deemed an original; but all of which together will constitute one and the same instrument.

Facsimile signatures are acceptable to be followed by original signatures.

Date:	21ST March 2016	Date:	22 February 2016
Name:		Name:
Title:		Title:

/s/ Roberto Rodriguez /s/ Carlos Dupetit		/s/ Kim Arvid Nielsen
Signature		Signature

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 1 : Introduction and Scope

Introduction:

GEMABIOTECH has developed a manufacturing process for recombinant GM-CSF based on [***]. The manufacturing process is defined as [***]. This process is described in more details in (Synthetic route) including a process flow diagram, more detailed description of each of the process unit operations and a specification of the product (API).

Serendex Pharmaceuticals A/S has entered into a supply agreement with GEMABIOTECH and have received API produced following the process descriptions in (Synthetic route) for further formulation Fill & Finish of Serendex’s IMP in Europe.

GEMABIOTECH and Serendex has agreed to negotiate a technology transfer package that will enable manufacturing of the Molgramostim API at a European based CMO

The Scope

The scope of this program is to make a technology transfer program in accordance with the ICH guidelines Q6A, Q6B, Q7, Q8, Q9, 010 and Q11 with associated annexes. The process to be documented and transferred is shown in a process flow diagram . The manufacturing process is defined by its unit operations that are characterized by operational parameters described in (Synthetic route). [***]. The technology transfer will be made on as close to a “one to one” transfer of the current [***] fermentation process with an estimated yield of [***] of API to assure minimum risk for deviations to the set specifications which are reflected in the acceptance criteria from the following manufactured API batches in the Olivos manufacturing facilities: 13-GMCF-025-007, 13-GMCF-026-008 and 13-GMCF-028-009

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix2: Transfer Plan

Transfer Plan

Activity	Responsible	Timing
Send tech transfer documents for full scale process to Serendex	GEMA	6 weeks after sign of addendum
Approve API specifications	Serendex	15. Feb 2016
Send tech transfer documents to CMO	Serendex
CMO input to comparability protocol and accept of transfer plan	Serendex	1 March 2016
Regulatory evaluation of tech transfer plan	Serendex	1 March, 2016
WCB established at CMO	Serendex	2 weeks after sign of addendum
Transfer analytical methods (SOP/ validation) to Serendex/CMO. Release and in process controls	GEMA	2 weeks after sign of addendum
Set up analytical methods at CMO	Serendex	Q1 - Q2 2016
GEMA support to establishment of manufacturing process at CMO (small scale, up-scaling and full scale)	GEMA	Ongoing
Manufacturing of small scale ref material [***] at CMO	Serendex	TBD
Up-scaling manufacturing process [***] at CMO	Serendex	TBD after sign of addendum
Manufacturing of full scale engineering [***] batch - released & reference standard.	Serendex	[***]
Manufacturing of first full scale GMP batch and released	Serendex	[***]

Responsibility Matrix for tech transfer of a manufacturing process from GEMABIOTECH to CMO

Responsibilities	GEMA	Serendex
Establish governance structure	x	x
Tech transfer team members	x	x
Head of tech transfer team		x
Provide adequate and skilled personnel for tech transfer activities	x
Define load of work associated with GEMA compilation of documentation and other defined tech transfer activities	x
Approve and sponsor the additional GEMA tech transfer activities		x
Provide adequate support to Serendex regulatory submissions	x

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Tech transfer documentation
Update DMF	x

Documentation for Master and Working cell banks (Development reports)	x
Deposit agreed amounts of vials of MCB and WCB in EU	x
Deposit - upon approval of addendum- mock cell line for Host Cell Protein assay development
Provide and maintain inventory of cell banks	x
Preparation of list of equipment	x
Preparation of bill of raw materials with vendors specifications	x
Present available process data from small scale development batches to CMO to support scale down to [***]	x
Tech transfer document : Upstream and down- stream process description detailed for transfer including operating parameters	x
Provide Executed Batch Process Records for 13-GMCF-025-007, 13-GMCF-026-008; 13-GMCF-028-009. (pdf format)	x

Approval of Tech Transfer Document.		x
Analytical (in process and release) SOP’s and validation protocols and reports	x
Preparation of DS specifications	x
Approval of DS specifications		x
x
Delivery- upon approval of addendum- one batch of Inclusion bodies to CMO for onset of process set up

Identification of GEMA “person in plant” supporting implementation at CMO	x
Sponsoring of person in plant		x
Cleaning Validation performed prior to API Fill. Evt the protocol for standard cleaning validation	x

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix3: List of Technology Assets

•	Cell banks. Master and Working Cell banks (GEMA)

•	Fermentation knowhow (GEMA)

•	Renaturation and purification knowhow (GEMA)

•	Tech Transfer Document (GEMA ))

•	Development Reports (GEMA).

•	Development data outside the scope of development reports

•	API specific analytical assets

•	GEMA validated methods (DNA, General HCP)

•	Serendex validated methods (RP-HPLC, Sec-HPLC, Potency, Specific HCP, structural analysis as CD, UV and S-S bonds)

•	Other

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix4: Technical Information

•	Batch Records (for batches 13-GMCF-025-007; 13-GMCF-026-008; 13-GMCF-028-009) as well as batch data from GEMA development batches

•	Certificates of Analysis for the above mentioned API batches

•	Description of the process to be transferred. Tech transfer document.

[***]

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19.1.1.1 Synthetic route

[*** (5 pages)]

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 5: Requirements for training of CMO personnel

•	GEMA tech transfer person (team?) to link info into CMO with ref to Serendex

•	Person in plant from GEMA to CMO for practical set up.

[***] Indicates that information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 6: API Specifications

AA sequence of hGM-CSF

APARSPSPST	QPWEHVNAIQ	EARRLLNLSR
DTAAEMNETV	EVISEMFDLQ	EPTCLQTRLE
LYKQGLRGSL	TICLKGPLTMM	ASHYKQHCPP
TPETSCATQI	ITFESFKENL	KDFLLVIPFD
CWEPVQE

Table xx Specification for molgramostim concentrated solution

[*** (2 pages)]

*	Not applicable for R&D batches.